UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 14, 2009

Capstead Mortgage Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-08896	75-2027937
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8401 North Central Expressway, Suite 800, Dallas, Texas		75225
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(214) 874-2323

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 14, 2009 the Compensation Committee of the Board of Directors of Capstead Mortgage Corporation (the "Company", or the "Registrant") took certain compensation-related actions.

(1) Base Salary Adjustments:

The following annual base salaries were approved for named executive officers, retroactively effective to July 1, 2009: Andrew F. Jacobs - $690,000; Robert R. Spears, Jr. - $470,000; Phillip A. Reinsch - $380,000 and Michael W. Brown - $245,000.

(2) Dividend Equivalents:

In 2008 the Company implemented a performance-based cash compensation program designed to provide additional current compensation to the Company’s named executive officers in the form of cash payments equal to the per share dividend amounts declared on the Company’s common stock multiplied by a notional amount of non-vesting or "phantom" common shares ("Dividend Equivalents"). Dividend Equivalents are not attached to any stock and only have the right to receive the same cash distributions as common stockholders are entitled to during the term of the grants, subject to certain conditions, including continuous service. At that time, the Company’s named executive officers were granted Dividend Equivalents for an aggregate of 225,000 phantom common shares with four-year terms ending on July 1, 2012.

On July 14, 2009 the following additional Dividend Equivalents were granted with three-year terms ending on July 1, 2012: Andrew F. Jacobs - 75,000 phantom common shares; Robert R. Spears, Jr. - 75,000 phantom common shares; Phillip A. Reinsch - 50,000 phantom common shares and Michael W. Brown - 25,000 phantom common shares. With these grants the Company’s named executive officers hold Dividend Equivalents for an aggregate of 450,000 phantom common shares. All outstanding Dividend Equivalents terminate on July 1, 2012.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Capstead Mortgage Corporation

July 17, 2009	By:	Phillip A. Reinsch

Name: Phillip A. Reinsch
Title: Executive Vice President and Chief Financial Officer